Exhibit 99.1

Booking Holdings Reports Financial Results for 2nd Quarter 2024

NORWALK, CT – August 1, 2024. . . Booking Holdings Inc. (NASDAQ: BKNG) (the "Company," "we," "our," or "us") today reported its second quarter 2024 financial results:
•Room nights booked increased 7% from the prior-year quarter.
•Gross travel bookings, which refers to the total dollar value, generally inclusive of taxes and fees, of all travel services booked by our customers, net of cancellations, were $41.4 billion, an increase of 4% from the prior-year quarter (approximately a 6% increase on a constant-currency basis).
•Total revenues were $5.9 billion, an increase of 7% from the prior-year quarter (approximately a 9% increase on a constant-currency basis).
•Net income was $1.5 billion, an increase of 18% from the prior-year quarter.
•Net income per diluted common share (EPS) was $44.38, an increase of 27% from the prior-year quarter.
•Adjusted Net income was $1.4 billion, an increase of 3% from the prior-year quarter.
•Adjusted Net income per diluted common share (Adjusted EPS) was $41.90, an increase of 11% from the prior-year quarter.
•Adjusted EBITDA was $1.9 billion, an increase of 7% from the prior-year quarter.
The section below under the heading "Non-GAAP Financial Measures" provides definitions and information about the use of non-GAAP financial measures in this press release, including Adjusted Net income, Adjusted EPS and Adjusted EBITDA, and the attached financial and statistical supplement reconciles non-GAAP financial results with Booking Holdings' financial results under GAAP.
"In the second quarter, our business continued to perform well with room nights, revenue, and operating income exceeding our prior expectations," said Glenn Fogel, Chief Executive Officer of Booking Holdings. "As always, we remain focused on what is important for the business for the long term, which means continuing to execute against our strategic initiatives while simultaneously taking actions to drive more cost efficiency in the business."
Third Quarter Dividend
Our Board of Directors declared a cash dividend of $8.75 per share, payable on September 30, 2024 to stockholders of record as of the close of business on September 6, 2024.

Non-GAAP Financial Measures
The Unaudited Consolidated Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") and include all normal and recurring adjustments that management of the Company considers necessary for a fair presentation of its financial position and operating results.
To supplement the Unaudited Consolidated Financial Statements, the Company uses the following non-GAAP financial measures: Adjusted Net income (loss), Adjusted EPS, Adjusted EBITDA and Free cash flow (Net cash provided by (used in) operating activities less capital expenditures). The presentation of non-GAAP financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
The Company uses non-GAAP financial measures for financial and operational decision-making and as a basis to evaluate performance and set targets for employee compensation programs. The Company believes that these non-GAAP financial measures are useful for analysts and investors to evaluate the Company's ongoing operating performance because they facilitate comparison of the Company's results for the current period and projected next-period results to those of prior periods and to those of its competitors (though other companies may calculate similar non-GAAP financial measures differently from those calculated by the Company). These non-GAAP financial measures, in particular Adjusted Net income (loss), Adjusted EBITDA and Free cash flow, are not intended to represent funds available for Booking Holdings' discretionary use and are not intended to represent or to be used as a substitute for Operating income (loss), Net income (loss) or Net cash provided by (used in) operating activities as measured under GAAP. The items excluded from these non-GAAP measures, but included in the calculation of their closest GAAP equivalent, are significant components of the Company's consolidated statements of operations and cash flows and must be considered in performing a comprehensive assessment of overall financial performance.
Adjusted Net income (loss) is Net income (loss) with the following adjustments:
•excludes accruals related to the Netherlands pension fund matter (recorded during the year ended December 31, 2023),
•excludes accruals related to the fine imposed by the Spanish competition authority,
•excludes accruals related to settlements of certain indirect tax matters,
•excludes the termination fee related to an acquisition agreement,
•excludes amortization expense of intangible assets,
•excludes gains and losses on equity securities with readily determinable fair values,
•     excludes the impact, if any, of significant gains and losses on the sale of and impairment and credit losses on investments in available-for-sale debt securities and significant gains and losses on the sale of and impairment and other valuation adjustments on investments in equity securities without readily determinable fair values,
•excludes foreign currency transaction gains and losses on the remeasurement of Euro-denominated debt and accrued interest that are not designated as hedging instruments for accounting purposes and debt-related foreign currency derivative instruments used as economic hedges,
•excludes accruals related to the Canadian digital services taxes for the years ended December 31, 2022 and 2023 enacted in June 2024 with retrospective effect,
•excludes interest received on tax payments refunded pursuant to settlement with authorities,
•excludes the impact of net unrecognized tax benefits related to certain income tax matters, and
•     the income tax impact of the non-GAAP adjustments mentioned above and changes in tax estimates, as applicable.
In the event the Company reports a GAAP Net income but an Adjusted Net loss, dilutive shares that are included in the GAAP weighted-average number of diluted common shares outstanding are excluded from the non-GAAP weighted-average number of diluted common shares outstanding. In the event the Company reports a GAAP Net loss but an Adjusted Net income, anti-dilutive shares that are excluded from the GAAP weighted-average number of diluted common shares outstanding are included in the non-GAAP weighted-average number of diluted common shares outstanding.

In addition to the adjustments listed above regarding Adjusted Net income (loss), Adjusted EBITDA excludes depreciation expense, interest expense, and to the extent not included in the adjustments listed above, interest and dividend income, and income tax expense (benefit).
We evaluate certain operating and financial measures on both an as-reported and constant-currency basis. We calculate constant currency based on the predominant transactional currency in each country, converting our current-year period results in currencies other than U.S. Dollars using the corresponding prior-year period monthly average exchange rates.
The attached financial and statistical supplement includes reconciliations of our financial results under GAAP to non-GAAP financial information for the three and six months ended June 30, 2024 and 2023. We are not able to provide a reconciliation between forward-looking Adjusted EBITDA and GAAP Net income (loss) because we cannot predict certain components of such reconciliation without unreasonable effort as they arise from events in future periods.

Information About Forward-Looking Statements
This press release contains forward-looking statements, which reflect the views of the Company's management regarding current expectations based on currently available information about future events. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, such as: adverse changes in market conditions for travel services; the effects of competition; the Company's ability to manage growth and expand; adverse changes in relationships with third parties on which the Company depends; success of the Company's marketing efforts; rapid technological and other market changes; the Company's ability to attract and retain qualified personnel; impacts of impairments and changes in accounting estimates; and other business and industry changes. Other risks and uncertainties relate to cyberattacks and information security; taxes; laws and regulations; the Company's facilitation of payments; foreign currency exchange rates; the Company's debt levels and stock price volatility; and the success of the Company's investments and acquisition strategy. For a detailed discussion of these and other risk factors that could cause the Company's actual results to differ materially from those described in the forward-looking statements included in this press release, refer to the Company's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission and any subsequently filed Quarterly Reports on Form 10-Q. Unless required by law, the Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.
We will be posting our prepared remarks to the Booking Holdings investor relations website after the conclusion of the earnings call.

About Booking Holdings Inc.
Booking Holdings (NASDAQ: BKNG) is the world's leading provider of online travel and related services, provided to consumers and local partners in more than 220 countries and territories through five primary consumer-facing brands: Booking.com, Priceline, Agoda, KAYAK and OpenTable. The mission of Booking Holdings is to make it easier for everyone to experience the world. For more information, visit BookingHoldings.com and follow us on X @BookingHoldings.
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For Press Information: Leslie Cafferty communications@bookingholdings.com
For Investor Relations: John Longstreet ir@bookingholdings.com
#BKNG_Earnings

Booking Holdings Inc.
CONSOLIDATED BALANCE SHEETS
(In millions, except share and per share data)

	June 30, 2024	December 31, 2023
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$16,290	$12,107
Short-term investments (Available-for-sale debt securities: Amortized cost of $37 and $580, respectively)	37	576
Accounts receivable, net (Allowance for expected credit losses of $111 and $137, respectively)	3,814	3,253
Prepaid expenses, net	670	644
Other current assets	482	454
Total current assets	21,293	17,034
Property and equipment, net	875	784
Operating lease assets	637	705
Intangible assets, net	1,498	1,613
Goodwill	2,814	2,826
Long-term investments	468	440
Other assets, net	956	940
Total assets	$28,541	$24,342
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$3,928	$3,480
Accrued expenses and other current liabilities	3,900	4,635
Deferred merchant bookings	6,931	3,254
Short-term debt	3,447	1,961
Total current liabilities	18,206	13,330
Deferred income taxes	264	258
Operating lease liabilities	529	599
Long-term U.S. transition tax liability	257	515
Other long-term liabilities	200	161
Long-term debt	13,361	12,223
Total liabilities	32,817	27,086
Commitments and contingencies
Stockholders' deficit:
Common stock, $0.008 par value, Authorized shares: 1,000,000,000 Issued shares: 64,258,892 and 64,048,000, respectively	—	—
Treasury stock: 30,622,956 and 29,650,351 shares, respectively	(44,958)	(41,426)
Additional paid-in capital	7,479	7,175
Retained earnings	33,527	31,830
Accumulated other comprehensive loss	(324)	(323)
Total stockholders' deficit	(4,276)	(2,744)
Total liabilities and stockholders' deficit	$28,541	$24,342

Booking Holdings Inc.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Merchant revenues	$3,446	$2,770	$5,834	$4,522
Agency revenues	2,144	2,429	3,907	4,211
Advertising and other revenues	269	263	533	507
Total revenues	5,859	5,462	10,274	9,240
Operating expenses:
Marketing expenses	1,939	1,801	3,549	3,318
Sales and other expenses	820	717	1,498	1,287
Personnel, including stock-based compensation of $140, $128, $284, and $241, respectively	807	752	1,633	1,474
General and administrative	112	254	298	516
Information technology	183	144	370	281
Depreciation and amortization	142	121	279	241
Total operating expenses	4,003	3,789	7,627	7,117
Operating income	1,856	1,673	2,647	2,123
Interest expense	(264)	(241)	(483)	(435)
Interest and dividend income	293	266	536	494
Other income (expense), net	37	(80)	159	(261)
Income before income taxes	1,922	1,618	2,859	1,921
Income tax expense	401	328	562	365
Net income	$1,521	$1,290	$2,297	$1,556
Net income applicable to common stockholders per basic common share	$44.94	$35.16	$67.51	$41.88
Weighted-average number of basic common shares outstanding (in 000's)	33,839	36,678	34,023	37,147
Net income applicable to common stockholders per diluted common share	$44.38	$34.89	$66.60	$41.51
Weighted-average number of diluted common shares outstanding (in 000's)	34,267	36,964	34,486	37,471

Booking Holdings Inc.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Six Months Ended June 30,
	2024	2023
OPERATING ACTIVITIES:
Net income	$2,297	$1,556
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	279	241
Provision for expected credit losses and chargebacks	184	135
Deferred income tax benefit	(2)	(389)
Net losses on equity securities	5	167
Stock-based compensation expense	284	241
Operating lease amortization	79	80
Unrealized foreign currency transaction (gains) losses related to Euro-denominated debt	(235)	34
Other	8	—
Changes in assets and liabilities:
Accounts receivable	(830)	(672)
Prepaid expenses and other current assets	(33)	(90)
Deferred merchant bookings and other current liabilities	3,337	3,129
Other	(144)	194
Net cash provided by operating activities	5,229	4,626
INVESTING ACTIVITIES:
Proceeds from sale and maturity of investments	515	1,737
Additions to property and equipment	(276)	(180)
Other investing activities	(33)	(10)
Net cash provided by investing activities	206	1,547
FINANCING ACTIVITIES:
Proceeds from the issuance of long-term debt	2,959	1,893
Payment on maturity of debt	—	(500)
Payments for repurchase of common stock	(3,518)	(5,249)
Dividends paid	(594)	—
Proceeds from exercise of stock options	9	109
Other financing activities	(38)	(40)
Net cash used in financing activities	(1,182)	(3,787)
Effect of exchange rate changes on cash and cash equivalents and restricted cash and cash equivalents	(59)	(7)
Net increase in cash and cash equivalents and restricted cash and cash equivalents	4,194	2,379
Total cash and cash equivalents and restricted cash and cash equivalents, beginning of period	12,135	12,251
Total cash and cash equivalents and restricted cash and cash equivalents, end of period	$16,329	$14,630

Booking Holdings Inc.
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(In millions, except share and per share data) (1)

RECONCILIATION OF NET INCOME TO ADJUSTED NET INCOME AND ADJUSTED EPS		Three Months Ended June 30,		Six Months Ended June 30,
		2024	2023	2024	2023
	Net income	$1,521	$1,290	$2,297	$1,556

(a)	Adjustment to accruals related to the fine imposed by the Spanish competition authority	(78)	—	(78)	—
(b)	Accruals related to settlements of indirect tax matters	—	23	—	62
(c)	Amortization of intangible assets	56	56	111	111
(d)	Net (gains) losses on equity securities	(11)	34	5	167
(e)	Foreign currency transaction (gains) losses on the remeasurement of certain Euro-denominated debt and accrued interest	(68)	8	(235)	34
(f)	Other	17	—	17	(31)
(g)	Tax impact of Non-GAAP adjustments	—	(19)	27	(67)
	Adjusted Net income	$1,436	$1,391	$2,144	$1,831
	GAAP and Non-GAAP weighted-average number of diluted common shares outstanding (in 000's)	34,267	36,964	34,486	37,471
	Net income applicable to common stockholders per diluted common share (EPS)	$44.38	$34.89	$66.60	$41.51
	Adjusted Net income applicable to common stockholders per diluted common share (Adjusted EPS)	$41.90	$37.62	$62.16	$48.86

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA		Three Months Ended June 30,		Six Months Ended June 30,
		2024	2023	2024	2023
	Net income	$1,521	$1,290	$2,297	$1,556

(a)	Adjustment to accruals related to the fine imposed by the Spanish competition authority	(78)	—	(78)	—
(b)	Accruals related to settlements of indirect tax matters	—	23	—	62
(h)	Depreciation and amortization	142	121	279	241
(h)	Interest and dividend income	(293)	(266)	(536)	(494)
(h)	Interest expense	264	241	483	435
(d)	Net (gains) losses on equity securities	(11)	34	5	167
(e)	Foreign currency transaction (gains) losses on the remeasurement of certain Euro-denominated debt and accrued interest	(68)	8	(235)	34
(f)	Other	17	—	17	—
(h)	Income tax expense	401	328	562	365
	Adjusted EBITDA	$1,895	$1,778	$2,793	$2,364
	Net income as a % of Total Revenues	26.0%	23.6%	22.4%	16.8%
	Adjusted EBITDA as a % of Total Revenues	32.4%	32.6%	27.2%	25.6%

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW		Six Months Ended June 30,
		2024	2023
	Net cash provided by operating activities	$5,229	$4,626
(i)	Additions to property and equipment	(276)	(180)
	Free cash flow	$4,953	$4,445
	Net cash provided by operating activities as a % of Total Revenues	50.9%	50.1%
	Free cash flow as a % of Total Revenues	48.2%	48.1%

(1) Amounts may not total due to rounding.

Notes:
(a)	Adjustment to accruals related to the fine imposed by the Spanish competition authority are recorded in General and administrative expenses and excluded from Net income to calculate Adjusted Net income and Adjusted EBITDA.
(b)	Accruals related to settlements of certain indirect tax matters are recorded in General and administrative expenses and excluded from Net income to calculate Adjusted Net income and Adjusted EBITDA.
(c)	Amortization of intangible assets is recorded in Depreciation and amortization expenses and excluded from Net income to calculate Adjusted Net income.
(d)	Net (gains) losses on equity securities with readily determinable fair values and impairments of investments in equity securities are recorded in Other income (expense), net and excluded from Net income to calculate Adjusted Net income and Adjusted EBITDA.
(e)	Foreign currency transaction (gains) losses on the remeasurement of Euro-denominated debt and accrued interest that are not designated as hedging instruments for accounting purposes are recorded in Other income (expense), net and excluded from Net income to calculate Adjusted Net income and Adjusted EBITDA.
(f)	For the three and six months ended June 30, 2024, includes an accrual related to the Canadian digital services taxes for the years ended December 31, 2022 and 2023 enacted in June 2024 with retrospective effect, which is recorded in Sales and other expenses. For the six months ended June 30, 2023, includes interest received on tax payments refunded pursuant to a settlement with authorities, which is recorded in Interest and dividend income and Income tax expense, as applicable.
(g)	Reflects the tax impact of Non-GAAP adjustments above and changes in tax estimates which are excluded from Net income to calculate Adjusted Net income.
(h)	Amounts are excluded from Net income to calculate Adjusted EBITDA.
(i)	Cash used for additions to property and equipment is included in the calculation of Free cash flow.

For a more detailed discussion of the adjustments described above, please see the section in this press release under the heading "Non-GAAP Financial Measures" which provides definitions and information about the use of non-GAAP financial measures.

Booking Holdings Inc.
Statistical Data
Units Sold in millions and Gross Bookings and Total Revenues in billions(1)
(Unaudited)

Units Sold	2Q22	3Q22	4Q22	1Q23	2Q23	3Q23	4Q23	1Q24	2Q24
Room Nights	246	240	211	274	268	276	231	297	287
Year/Year Growth	56.3%	31.5%	39.5%	38.3%	8.8%	14.9%	9.2%	8.5%	7.1%

Rental Car Days	16	16	14	19	20	20	15	21	22
Year/Year Growth	22.4%	24.9%	27.6%	22.7%	24.0%	20.0%	10.7%	10.7%	10.0%

Airline Tickets	6	6	6	8	9	9	9	11	11
Year/Year Growth	31.4%	45.1%	61.5%	73.3%	58.3%	56.6%	45.8%	33.1%	27.7%

Gross Bookings(2)	2Q22	3Q22	4Q22	1Q23	2Q23	3Q23	4Q23	1Q24	2Q24
Merchant	$15.1	$14.5	$13.3	$19.9	$21.1	$22.3	$18.4	$25.8	$25.8
Agency	19.4	17.6	14.0	19.5	18.6	17.5	13.3	17.8	15.6
Total	$34.5	$32.1	$27.3	$39.4	$39.7	$39.8	$31.7	$43.5	$41.4

Gross Bookings Year/Year Growth (Decline)
Merchant	126.5%	64.6%	85.9%	81.0%	39.9%	53.5%	38.7%	29.3%	22.3%
Agency	27.2%	18.4%	18.2%	19.7%	(4.5)%	(0.4)%	(5.3)%	(8.9)%	(16.0)%
Total	57.3%	35.6%	43.6%	44.5%	14.9%	24.0%	16.1%	10.4%	4.4%
Constant-currency Basis	71%	50%	56%	51%	15%	20%	13%	10%	6%

	2Q22	3Q22	4Q22	1Q23	2Q23	3Q23	4Q23	1Q24	2Q24
Total Revenues	$4.3	$6.1	$4.0	$3.8	$5.5	$7.3	$4.8	$4.4	$5.9
Year/Year Growth	98.7%	29.4%	35.8%	40.2%	27.2%	21.3%	18.1%	16.9%	7.3%
Constant-currency Basis	114%	44%	47%	46%	27%	16%	15%	17%	9%

(1)Amounts may not total due to rounding.

(2) Gross bookings is an operating and statistical metric that captures the total dollar value, generally inclusive of taxes and fees, of all travel services booked by our customers, net of cancellations.